     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2000
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                               -------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -------------------

                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                    77-0148208
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                   Identification Number)

                             3400 WEST WARREN AVENUE
                            FREMONT, CALIFORNIA 94538
                                 (510) 623-9001
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 PETER E. JANSEN
                             3400 WEST WARREN AVENUE
                            FREMONT, CALIFORNIA 94538
                                 (510) 623-9001
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                with copies to:

 ERIC M. FOGEL, ESQ.                     JOHN W. KAUFFMAN, ESQ.
 DUANE, MORRIS & HECKSCHER LLP           DUANE, MORRIS & HECKSCHER LLP
 227 WEST MONROE, SUITE 3400             ONE LIBERTY PLACE
 CHICAGO, ILLINOIS 60606                 PHILADELPHIA, PENNSYLVANIA 19103-7396

        Approximate date of commencement of proposed sale to the public:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                         Proposed
                                                         Maximum       Proposed Maximum     Amount of
Title of Each Class of Security       Amount to be       Offering          Aggregate      Registration
to be Registered                       Registered        Price (1)      Offering Price       Fee (1)
--------------------------------------------------------------------------------------------------------
Common stock, par value $.001 per
share                                    842,500          $7.4375        $6,266,093.75      $1,654.25
========================================================================================================

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c)under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low sales prices of the common stock on the NASDAQ National Market System on July 18, 2000.

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION DATED JULY 21, 2000

                             PRELIMINARY PROSPECTUS


                                 842,500 SHARES


                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.


                                  COMMON STOCK

                              --------------------

      The selling stockholders are offering up to 842,500 shares of our common stock, including shares to be acquired upon exercise of warrants. The issuance of shares upon exercise of the warrants is not covered by this prospectus, but rather only the resale of the shares. We cannot assure you that any of the warrants will be exercised. Therefore, we cannot assure you that we will receive any proceeds from the exercise of the warrants.

      Each selling stockholder will determine the selling price of the common stock independent of us. Our common stock trades on the Nasdaq National Market under the symbol SNRS. On July 18, 2000, the last reported sale price of our common stock was $7.34375 per share.

      We will not be paying any underwriting discounts or commissions in this offering.

      INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES OF OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                              --------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                  The date of this Prospectus is July 21, 2000

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                                  PAGE
                                                                                  ----
ABOUT SUNRISE.......................................................................3

RECENT DEVELOPMENTS.................................................................3

RISK FACTORS........................................................................5

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS
      BECAUSE THEY ARE INHERENTLY UNCERTAIN........................................12

USE OF PROCEEDS....................................................................13

SELLING STOCKHOLDERS...............................................................13

PLAN OF DISTRIBUTION...............................................................15

EXPERTS............................................................................16

LEGAL MATTERS......................................................................16

INDEMNIFICATION....................................................................16

WHERE YOU CAN FIND MORE INFORMATION................................................17

INCORPORATION OF INFORMATION WE FILE WITH THE SEC..................................17

      We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover.

                                  ABOUT SUNRISE

      At Sunrise, we develop, manufacture and market laser systems for applications in ophthalmology. Substantially all of our business activities, including engineering and development, manufacturing, assembly and testing, take place at our facility in Fremont, California.

      Since 1992, we have focused a significant portion of our efforts on engineering and development of our holmium laser corneal shaping process. This process, known as laser thermal keratoplasty or LTK, treats refractive errors of the eye, such as farsightedness and age-related loss of near focusing ability. The Hyperion(TM) LTK System is based upon patented technology acquired in our acquisitions of in-process technology from Laser Biotech, Inc. and Emmetropix Corporation in 1992. The Company develops holmium laser-based systems that utilize a patented process for shrinking collagen developed by Dr. Bruce Sand, which we refer to as the "Sand Process," in correcting ophthalmic conditions.

      We were incorporated in 1987 under the laws of the State of California and were reincorporated in 1993 under the laws of the State of Delaware. The location of our principal executive offices is 3400 West Warren Avenue, Fremont, California 94538; telephone (510) 623-9001.

                               RECENT DEVELOPMENTS

      In June 2000, the Food and Drug Administration approved our pre-market approval application for our Hyperion(TM) LTK System. The FDA's approval of our pre-market approval application for the Hyperion(TM) LTK System is for temporary reduction of hyperopia in patients with +0.75 to +2.50 diopters of Manifest Refractive Spherical Equivalent, or MRSE, with less than or equal to +/-0.75 diopters of astigmatism, who are 40 years of age or older with documented stability of refraction for the prior six months, as demonstrated by a change of less than or equal to 0.50D in spherical and cylindrical components of the manifest refraction. The magnitude of correction with this treatment diminishes over time, with some patients retaining some or all of their refractive correction.

      Our working capital is seriously depleted due to our substantial losses during the past eight years. Prior to FDA approval, sales of our existing ophthalmic products have not been sufficient to sustain the continued development and regulatory licensing of the laser thermal keratoplasty system. We have been able to raise additional working capital for all aspects of our business through the private placement of our common stock and convertible notes with warrants.

      On June 16, 2000, we entered into an Amended and Restated Patent and Technology Assignment Agreement, a Royalty Acceleration Agreement and other related agreements with Bruce J. Sand, M.D., F.A.C.S. Under previous agreements with Dr. Sand from 1992 and 1994, we had acquired certain patent and patent applications used in reshaping the cornea using a laser as well as other technologies and products in exchange for payment of 4% of our gross profits from sales of such products or instruments. In addition, we were required to pay 4% of our gross profits earned for each procedure using such technologies on our instruments for a period of three years for each instrument. Under the new Sand agreements entered into on June 16, 2000:

      - Dr. Sand agreed to assign to us irrevocably and on an exclusive basis the Patent Rights and Related Technology and Dr. Sand's patent for the prevention of regression of refractive keratoplasty.

      - We and Dr. Sand agreed to terminate the payment of all royalties to Dr. Sand under the previous agreements.

      - We issued to Dr. Sand a warrant to purchase 750,000 shares of our common stock at an exercise price of $.01 per share, exercisable at any time prior to 5:00 p.m. eastern time on June 16, 2005. Dr. Sand agreed that he would sell no more than 250,000 of such shares in any of our fiscal quarters.

      - We and Dr. Sand agreed to designate as "the Sand Process" the method of shrinking collagen comprising the step of irradiating tissue with laser energy to create a public association of the designation with the method.

      In addition, for legal services rendered by Edward Vincent King, Jr., Dr. Sand's attorney, we issued a warrant to purchase 67,500 shares of our Common Stock on the same terms as the warrant issued to Dr. Sand ,and Mr. King, Jr. agreed not to sell more than 22,500 shares in any of our fiscal quarters.

      Pursuant to a loan agreement entered into with a bank on June 29, 2000, the bank has agreed to provide us with a secured revolving credit line in an amount up to $10,000,000. The credit line has a one-year term, and advances made under the secured credit line will bear interest at the bank's prime rate. Interest will be payable monthly. The line of credit is secured by all of our assets other than our intellectual property, which is the subject of a negative pledge.

      In connection with the secured credit line, The David A. Brewer Trust (a living trust dated June 9, 1999) agreed to guaranty any advance under the secured credit line. Prior to entering into this guaranty arrangement, David A. Brewer was the beneficial owner of approximately 4.4% of the our outstanding Common Stock. As compensation for the guaranty, pursuant to a master warrant, which may be exercised in whole or in part at any time and from time to time, the trust will receive warrants to purchase:

      - 25,000 shares of our common stock whether or not the secured credit line is drawn upon;

      - 0.000195 shares of our common stock per $1.00 drawn from the secured credit line for each day such amount remains outstanding;

      - 25,000 shares of our common stock per $1,000,000 drawn down by us up to $7,000,000 (on a prorated basis); and

      - 0.000289 shares our common stock per $1.00 drawn down by us in excess of $7,000,000 for each day such amount remains outstanding. The determination of the warrants issuable under this bullet point is subject to offset by the warrants to be issued under the third bullet point above.

The exercise price for shares of the Company's Common Stock issuable upon exercise of the Master Warrant is $5.00 per share, and the Master Warrant is exercisable for five years from the date of issuance.

      Upon an event of default by us under the bank loan agreement, the trust will assume all of the bank's rights under the bank loan agreement, and we will deliver a note to evidence all amounts then owed under the bank loan agreement. This note, if issued, will bear interest at 10% and will be convertible, at the option of the holder into shares of our common stock based upon the average closing sales price of our common stock for each day during the period commencing 10 days prior to the event of default under the bank loan agreement and ending 20 days after such event. Subject to such conversion rights, we may redeem this note at any time for the designated principal amount and any unpaid interest.

                                  RISK FACTORS

      This offering involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in shares of our common stock.

WE HAVE SUSTAINED LOSSES IN THE PAST AND WE EXPECT TO REPORT LOSSES IN THE
FUTURE.

      We have incurred substantial losses that have depleted our working capital and reduced our stockholders' equity. In addition, we expect that our business will continue to be a significant consumer of cash. We have only begun making domestic sales after the FDA's approval of our pre-market approved application granted in June 2000, and our revenues, including those from international sales, may not be sufficient to cover our operating needs.

      We expect to report net losses during 2000. The losses will come primarily from the expenses of the FDA approval process and underlying clinical studies related to the Hyperion(TM) LTK System, the cost to ramp up manufacturing of the initial production units and the preparation costs associated with the market launch of the Hyperion(TM) LTK System. Non-cash expenses originating from the valuation of mark-to-market of the convertible notes and warrants and the determination of the implied fair value, by means of the Black-Scholes valuation method, contribute significantly to our net losses, and will continue as amortization of these charges are recorded each quarter.

THERE IS NO ASSURANCE FUTURE CAPITAL WILL BE AVAILABLE TO US; ADDITIONAL CAPITAL WILL DILUTE THE HOLDINGS OF OUR STOCKHOLDERS

      Our stockholders have no preemptive rights. If we:

      - Commence a subsequent public or private offering of common stock, convertible debt or preferred stock; or

      - Issue securities upon exercise of warrants to consultants or other parties providing goods or services to us in lieu of or in addition to cash consideration,

our stockholders, who may not participate in any future stock issuance, will experience dilution of their equity investment. At this time, we cannot determine the potential dilution to our stockholders.

      We funded our negative cash flows during 1997, 1998, 1999 and 2000 by the sale of additional equity and convertible debt with warrants. At March 31, 2000, after consummation of a notes placement in January (approximate net proceeds of $11,200,000), cash and cash equivalents of the Company were approximately $13,646,000. In June 2000, we secured a $10,000,000 revolving line of credit facility with a bank.

      If sales of the Hyperion(TM) LTK System do not provide sufficient working capital to support operations, we cannot assure that additional financing will be available, or if available, that it will be available on terms favorable to our stockholders. If funds are not available to satisfy our short-term and long-term operating requirements, we may limit or suspend our operations in their entirety or, under certain circumstances, seek protection from creditors. Our recent debt and equity offerings contained terms adverse to our then existing stockholders.

OUR HYPERION(TM) LTK SYSTEM IS SUBJECT TO STRINGENT ONGOING REGULATION BY THE FDA AND SIMILAR HEALTH AUTHORITIES, AND IF THE FDA'S APPROVAL OF OUR PRE-MARKET APPROVAL APPLICATION FOR OUR HYPERION(TM) LTK SYSTEM SYSTEM IS RESTRICTED OR REVOKED WE COULD FACE DELAYS THAT WOULD IMPAIR OUR ABILITY TO GENERATE FUNDS FROM OPERATIONS.

      The FDA and similar health authorities in foreign countries extensively regulate our activities. The FDA regulates the Hyperion(TM) LTK System under the Food, Drug & Cosmetic Act, as a Class III medical device. Class III medical devices must have a premarket approval application, or PMA process, approved by the FDA before commercial sales in the United States commence. The PMA process (and underlying clinical studies) has been lengthy and required substantial commitments of our financial resources and our management's time and effort. Restrictions on or revocation of the FDA approval would prevent the continued marketing of the Hyperion(TM) LTK System and other devices. Consequently, FDA revocation would impair our ability to generate funds from operations, which in turn would have a material adverse effect on our business, financial condition and results of operations.

      We cannot be certain that we will be able to timely obtain, if at all, the required FDA approval for any other devices for which we may seek approvals or clearances. The FDA will subject us to pervasive and continuing regulation for any products that we manufacture or distribute.

      A new FDA regulation requires disclosure of the financial interests of clinical investigators. This new regulation applies to all new PMAs submitted on or after February 2,

1999. The purpose of this new regulation is to assist the FDA in determining if, and to what extent, the clinical studies supporting a marketing application may have been subject to investigator bias. Some of our current 11 clinical investigators of the Hyperion(TM) LTK System have financial interests in us that meet the threshold for disclosure under this new FDA regulation.

      We received a CE (European Community) Mark of approval on our Hyperion LTK System device that allows us to sell the device in the countries comprising the European Community. In addition to the CE Mark, however, some foreign countries may require separate individual foreign regulatory clearances. Although we have sold our products in approximately 15 countries, sales of the Hyperion(TM) LTK System require rigorous regulatory approvals before we can sell them in the United States and certain other countries. We cannot assure that we will be able to obtain regulatory clearances for other products in the United States or foreign markets.

WE DEPEND ON THE HYPERION LTK SYSTEM AND MARKET ACCEPTANCE OF THAT SYSTEM IS UNCLEAR.

      We intend to continue to concentrate our efforts primarily on the continued development of the Hyperion(TM) LTK System and will be dependent upon the successful manufacturing and marketing of that system to generate revenues. We have only recently commercially introduced the Hyperion(TM) LTK System in the United States. There can be no assurance that the ophthalmic community or the general population will accept the Hyperion(TM) LTK System as an alternative to existing methods of treating refractive vision disorders. Many ophthalmologists may have already invested significant time and resources in developing expertise in other corrective ophthalmic techniques. Acceptance of the Hyperion(TM) LTK System may be affected adversely by:

      -  its costs,

      -  concerns related to its safety and efficacy,

      -  the general resistance to use of laser procedures on the eye,

      - the effectiveness of alternative methods of correcting refractive vision disorders,

      -  the lack of long-term follow-up data, or

      -  the possibility of unknown side effects.

      Promotional efforts by suppliers of products or procedures which are alternatives to the Hyperion(TM) LTK System, including eyeglasses, contact lenses and laser and non-laser surgical procedures, may also adversely affect the marketplace for the Hyperion(TM) LTK System. Any failure to achieve broad market acceptance of the Hyperion(TM) LTK System will have a material adverse effect on our business, financial condition and results of operations.

CLINICAL DATA ABOUT THE LONG-TERM SAFETY AND EFFICACY OF THE HYPERION LTK SYSTEM SYSTEM IS CURRENTLY AVAILABLE, BUT WE MAY BE REQUIRED TO UNDERTAKE FURTHER TESTING

      We have developed substantial clinical data on the safety and efficacy of the Hyperion(TM) LTK System in correcting hyperopia (farsightedness). Potential complications and side effects reported in studies to date from the use of the Hyperion(TM) LTK System include:

      -  mild foreign body sensation,

      -  temporary increased light sensitivity,

      -  modest fluctuations in refractive capabilities during healing,

      -  unintended over or under-corrections,

      -  regression of effect, and

      -  induced astigmatism.


      We will continue to conduct further testing of the Hyperion(TM) LTK System in clinical trials and submit the results to the FDA for approval of improvement in the treatment of hyperopia and other conditions for which the Hyperion(TM) LTK System is recommended.

OUR PRODUCT EMPLOYS PROPRIETARY TECHNOLOGY AND THIS TECHNOLOGY MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES

      We hold United States process and apparatus patents for the use of holmium lasers in non-destructive cornea shaping. Other parties, however, hold process and apparatus patents relating to shaping the cornea with holmium lasers. Generally, an apparatus patent contains claims to a new and useful machine or device. A process patent generally contains claims to a new and useful process, art, or method, which may include a new use of a known process, machine, manufacture, composition of matter, or material. We believe that we are not infringing on any patents held by others. However, if patents held by others were adjudged valid and interpreted broadly in an adversarial proceeding, they could be deemed to cover one or more aspects of our holmium laser corneal shaping systems, use of the Hyperion(TM) LTK System, or other procedures. Any claims for patent infringement could be time-consuming, result in costly litigation, divert technical and management personnel, or require us to develop non-infringing technology or enter into royalty or licensing agreements. We cannot be certain that we will not be subject to one or more claims for patent infringement, that we would prevail in any such action, or that our patents will afford protection against competitors with similar technology.

      If a court determines that the Hyperion(TM) LTK System infringes, directly or indirectly, a patent in a particular market, the court may enjoin us from making, using and selling such system. Furthermore, we may be required to pay damages or obtain a royalty-bearing license, if available, on acceptable terms. Alternatively, if a license is not offered or available, we may be required to redesign those aspects of the Hyperion(TM) LTK System held to infringe, directly or indirectly, to avoid such infringement. Any redesign could delay reintroduction of our products into certain markets, or may be so significant as to be impractical. If redesign efforts were impractical, we could be prevented from manufacturing and selling the infringing products, which would have a material adverse effect on our business, financial condition and results of operations.

A COMPONENT OF THE HYPERION LTK SYSTEM MAY BE COVERED BY A PATENT OWNED OR LICENSED BY A PARTY UNRELATED TO US, WHICH MAY CAUSE US TO REDESIGN THE HYPERION LTK SYSTEM, WHICH COULD DELAY CONTINUED COMMERCIALIZATION

      A component of the Hyperion LTK System delivery system is possibly covered by a patent owned by the University of Miami or licensed to another party. We believe that we will be able to conclude a satisfactory arrangement with the University of Miami or its licensee. If, however, we are unable to reach a successful agreement, we may have no rights to the component of the delivery system presently configured in the Hyperion(TM) LTK System. If we are forced to redesign the Hyperion(TM) LTK System, such redesign efforts could be time consuming, expensive and subject to FDA review.

LACK OF AVAILABILITY OF KEY SYSTEM COMPONENTS COULD RESULT IN DELAYS, INCREASED COSTS, OR COSTLY REDESIGN OF OUR PRODUCT

      Although some of the parts and components used to manufacture our products are available from multiple sources, we currently purchase most of our components from single sources in an effort to obtain volume discounts. Lack of availability of any of these parts and components could result in production delays, increased costs, or costly redesign of our products. We continually evaluate ways to minimize any impact to our business from any potential part or component shortage through inventory stockpiling and design changes to afford opportunities for multiple sources of supply for these essential components. Any loss of availability of an essential system component could result in a material adverse change to our business, financial condition and results of operations.

THE SUCCESS OF COMPETITIVE PRODUCTS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS

      The vision correction industry is intensely competitive. The significant competitive factors in the industry include:

      -  price,

      -  convenience,

      -  success relative to vision correction,

      -  acceptance of new technologies,

      -  patient satisfaction, and

      -  government approval.

      Patients with hyperopia (farsightedness) can achieve vision correction with eyeglasses, contact lenses and possibly with other technologies and surgical techniques currently under development, such as:

      -  corneal implants,

      -  human lens replacement,

      -  intra-ocular implantable contact lenses, and

      -  surgery using different types of lasers.

      The success of any competing alternative to the Hyperion(TM) LTK System for treating hyperopia could have a material adverse effect on our business, financial condition and results of operations. Most of our competitors have substantially greater financial capabilities for product development and marketing than we currently do. These financial capabilities enable our competitors to market their products or procedures to the consumer and to the ophthalmic community in a more effective manner.

      The excimer laser is the dominant laser used for the treatment of refractive disorders. In the United States, VISX, Inc. and Summit Technologies, Inc. are the leading manufacturers of excimer refractive surgical systems. Both Summit and VISX excimer laser are currently approved for treating hyperopia in the United States. We believe the Hyperion(TM) LTK System offers several distinct advantages over the use of excimer lasers for treating hyperopia, including ease of use, non-invasiveness and a better safety record. From an ophthalmologist's standpoint, the Hyperion(TM) LTK System is also attractive because the procedure is quicker than the excimer, which allows him to perform more procedures per period of time than the excimer. Both VISX and Summit, however, have significantly greater financial resources than we do and have received FDA approval for their respective excimer laser products for treating myopia (nearsightedness), hyperopia (farsightedness) and astigmatism.

      Summit discontinued its clinical trials for treating hyperopia with its holmium laser system in 1996. Any alternative treatment offered by VISX or Summit, however, will have a competitive advantage because they already have established a base of customers that are currently using their products.

WE ARE DEPENDENT ON OUR MANAGEMENT AND KEY PERSONNEL TO SUCCEED.

      Our principal executive officers and key personnel have extensive experience with our Hyperion(TM) LTK System, the research and development efforts needed to bring it to market, the development of marketing and sales programs for its launch and the necessary services to be provided to our customers to support the system. The loss of the services of any of our executive officers or other key personnel, or our failure to attract and retain other skilled and experienced personnel, could have a material adverse effect on our ability to manufacture, sell and market the product. Such events would probably have a negative impact on our business and financial condition.

A SIGNIFICANT NUMBER OF OUR SHARES ARE ELIGIBLE FOR SALE AND THEIR SALE COULD DEPRESS THE MARKET PRICE OF OUR STOCK

      Sales of substantial amounts of our common stock (including shares issued upon exercise of outstanding options and warrants and shares issued upon conversion of convertible notes) in the public market could depress the market price of our common stock. As of July 18, 2000, we had 48,243,953 shares outstanding and 13,285,225 shares reserved for issuance upon exercise of options and warrants or conversion of convertible notes.

THE MARKET PRICE OF OUR STOCK HAS HISTORICALLY BEEN VOLATILE

      The volatility of our common stock imposes a greater risk of capital losses on stockholders as compared to less volatile stocks. In addition, such volatility makes it difficult to ascribe a stable valuation to a stockholder's holdings of our common stock. Factors such as announcements of technological innovations, changes in marketing, product pricing and sales strategies or new products by our competitors, changes in domestic or foreign governmental regulations or regulatory requirements, developments or disputes relating to patent or proprietary rights and public concern as to the safety and efficacy of the procedures for which the Hyperion(TM) LTK System is used, have and may continue to have a significant impact on the market price of our common stock. Moreover, the possibility exists that the stock market (and in particular the securities of technology companies such as ours) could experience extreme price and volume fluctuations unrelated to operating performance.

OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY INHIBIT A TAKEOVER

      The provisions of:

      -  our Certificate of Incorporation, as amended;

      -  our Bylaws, as amended; and

      -  the Delaware General Corporation law (the Delaware Law)

may have the effect of delaying, discouraging, inhibiting, preventing or rendering more difficult an attempt to obtain control of Sunrise by means of a tender offer, business combination, proxy contest or otherwise. These provisions include:

      -  charter authorization of "blank check" preferred stock;

      -  classification of the Board of Directors;

      - a restriction on the ability of the stockholders to take actions by written consent; and

      - a Delaware Law provision imposing restrictions on business combinations with certain interested parties.

      In addition, we adopted a stockholder rights plan. Under this plan, each issued and outstanding share of our common stock has associated with it one right to purchase a share of our common stock from us at a price of $70, subject to adjustment. These rights will be exercisable if a person or group either:

      -  acquires beneficial ownership of 15% or more of the Company; or

      - commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the Common Stock.

      We will be entitled to redeem the rights at $.001 per right at any time until ten days following a public announcement that a 15% position has been acquired.

                           FORWARD-LOOKING STATEMENTS

      We make statements in this Prospectus and the documents incorporated by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 contains the safe harbor provisions that cover these forward-looking statements. We are including this statement for purposes of complying with these safe harbor provisions. We base these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including, among other things:

      -  continued losses and cash flow deficits;

      - the continued availability of financing in the amounts, at the times and on the terms required to support our future business;

      - continuing regulation by the FDA and any restrictions that the FDA may impose on our products;

      -  uncertain market acceptance of our products;

      - safety, efficacy and patent concerns regarding our products and technology;

      -  competition; and

      -  reliance on key personnel.

      Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate" and variations of such words and similar expressions are intended to identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Because of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this document may not occur.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of shares of common stock by the selling securityholders.

                             SELLING SECURITYHOLDERS

      The shares of common stock offered herein represent shares that have been or may be acquired upon exercise of warrants issued by us in connection with the agreements we have entered into with Dr. Sand and the warrant issued to the guarantor in connection with our bank revolving line of credit.

      Absent registration under the Securities Act, the shares of common stock offered herein are subject to certain limitations on resale.

      The following table assumes that each of the individuals and entities listed below will sell all of the common stock offered herein set forth opposite such individual or entity's name. However, one or more of the individuals or entities listed below may sell only a portion or may sell none of the shares set forth opposite such individual or entity's name.


                                     COMMON SHARES                              COMMON SHARES
                                   BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                  PRIOR TO THE OFFERING                       AFTER THE OFFERING
                                 -----------------------                    ----------------------
                                         (1)                 NUMBERS OF              (1)
                                         ---                SHARES TO BE             ---
                                 NUMBER OF    PERCENT OF     SOLD IN THE    NUMBER OF     PERCENT
                                    SHARES        CLASS       OFFERING        SHARES      OF CLASS
                                 ---------    ----------    ------------    ---------     --------
Dr. Bruce Sand                     786,700(1)     *            750,000        36,700          *
Edward Vincent King, Jr.            67,500        *             67,500             0          *
The David A. Brewer Trust        3,035,263(2)   5.87%          25,000      3,010,263        5.87%
(a living trust dated
June 9, 1999)

-----------------
* Less than one percent.

(1)   Includes 36,700 shares purchased by Dr. Sand on the open market.

(2) Includes 594,750 shared purchased by Mr. Brewer on the open market; 18,738 shares that Mr. Brewer does not currently own, but which he has the right to acquire within 60 days of July 19, 2000, upon conversion of a 12% convertible note issued on January 15, 1998; 10,000 shares that he may acquire within 60 days upon exercise of warrants issued in association with the 12% note; 9,369 shares held in the name of Hanabusa Investments in which Mr. Brewer is a 50% principal owner that may be acquired within 60 days upon conversion of a 12% convertible note issued on January 15, 1998; 5,000 shares held in the name of Hanabusa Investments that may be acquired within 60 days upon exercise of warrants issued in connection with the issuance of the 12% note; 11,500 shares purchased by Hanabusa Investments on the open market; 1,500,000 shares held in the name of Aragon Ventures LLC in which Mr. Brewer is an 80% principal owner that may be acquired within 60 days upon conversion of a 5% convertible note; 89,246 shares held in the name of Aragon Ventures LLC that may be acquired within 60 days upon conversion of interest amounts payable under the 5% convertible note; 119,160 shares held in the name of Aragon Ventures LLC that may be acquired within 60 days upon exercise of warrants issued in connection with the issuance of the 5% note; 2,500 shares purchased by J.E.B. Investments, in which Mr. Brewer is the principle owner, on the open market; and 650,000 shares that Mr. Brewer has the right to acquire within 60 days.

                              PLAN OF DISTRIBUTION

      The shares being offered by the selling stockholders or their respective pledgees, doneees, transferees or other successors in interest, will be sold form time to time in one or more transactions (which may involve block transactions):

      - on the Nasdaq National Market or on such other market on which the common stock may from time to time be trading;

      -  in privately-negotiated transactions;

      -  through the writing of options on the shares;

      -  short sales; or

      -  any combination thereof.

      The sale price to the public may be:

      -  the market price prevailing at the time of sale;

      -  a price related to such prevailing market price;

      -  at negotiated prices; or

      - such other price as the selling stockholder determines from time to time.

      The shares may also be sold pursuant to Rule 144. Each selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if the selling stockholder deems the purchase price to be unsatisfactory at any particular time.

      Each selling stockholder or the selling stockholder's respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. No selling stockholder can assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

      A selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. We do not believe that any selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

      The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the shares by, the selling stockholder or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

                                     EXPERTS

      The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of the common stock will be passed upon for Sunrise by Duane Morris & Heckscher LLP, Chicago, Illinois. Eric M. Fogel, a partner with the law firm of Duane Morris & Heckscher LLP, is presently the Secretary of Sunrise and certain of such firm's partners own an aggregate of 20,000 shares of common stock.

                                 INDEMNIFICATION

      Section 102(b)(7) of the General Corporation Law of the State of Delaware grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Our Certificate of Incorporation contains a provision eliminating director liability to Sunrise and its stockholders for monetary damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director:

      - for any breach of such director's duty of loyalty to Sunrise or its stockholders;

      - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      - under the Delaware statutory provision making directors personally liable, for improper payment of dividends or improper stock purchases or redemptions; or

      - for any transaction from which the director derived an improper personal benefit.

      This provision offers persons who serve on our board of directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, our ability or our stockholder's ability to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under federal securities laws.

      Section 145 of the Delaware law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Our By-laws provide that we shall, subject to limited exceptions, indemnify our directors and executive officers to the fullest extent not prohibited by the Delaware Law. Our By-laws provide further that we shall have the power to indemnify our other officers, employees and other agents as set forth in the Delaware law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware law.

      We have entered into agreements with certain of our directors and officers pursuant to which we have agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, we have purchased insurance containing customary terms and conditions as permitted by law on behalf of its directors and officers, which may cover liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to these provisions, or otherwise, Sunrise has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means:

      -  incorporated documents are considered part of the Prospectus;

      - we can disclose important information to you by referring you to those documents; and

      - information that we file with the SEC will automatically update and supersede the Prospectus.

      We are incorporating by reference the documents listed below which were filed with the SEC under the Exchange Act:

      -  Annual Report on Form 10-K for the year ended December 31, 1999,

      -  Current Report on Form 8-K filed January 14, 2000;

      -  Current Report on Form 8-K filed March 6, 2000;

      - Definitive proxy statement filed under Section 14 of the Exchange Act in connection with the stockholders' meeting to be held on June 8, 2000;

      -  Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

      -  Current Report on Form 8-K filed July 17, 2000.

      We also incorporate by reference each of the following documents that we will file with the SEC after the date of the Prospectus but before the end of the offering:

      -  Reports filed under Sections 13(a) and (c) of the Exchange Act;

      - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

      -  Any reports filed under Section 15(d) of the Exchange Act.

      You may request a copy of these filings, at no cost, by contacting us at the following address or phone number:

         Sunrise Technologies International, Inc.
         Attn:  Ms. Sylvia Ward
         Assistant Controller
         3400 West Warren Avenue
         Fremont, California 94538
         Tel:  (510) 623-9001
         http://www.sunrise-tech.com

      You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling securityholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

      This Prospectus is part of a Registration Statement we filed with the SEC (Registration No. 333-____________).

================================================================================

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of the date shown on the cover page.



                                 842,500 SHARES



                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.



                                  COMMON STOCK



                                   ----------
                                   PROSPECTUS
                                   ----------




                                  JULY 20, 2000

================================================================================

                                     PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Sunrise in connection with the sale of the common stock being registered. All amounts are estimates except the registration fee.

                                                                 Amount to be
                                                                     Paid
                                                                 ------------
SEC Registration Fee .......................................       $1,654.25
Printing ...................................................        1,000.00*
Legal Fees and Expenses ....................................        2,000.00*
Accounting Fees and Expenses ...............................        1,000.00*
Blue Sky Fees and Expenses .................................            0.00
Transfer Agent and Registrar Fees ..........................          500.00*
Miscellaneous ..............................................          345.75*
                                                                   ---------
        Total ..............................................       $6,500.00*
                                                                   =========

-----------------
* Estimate

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Delaware Law") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Our Certificate of Incorporation contains a provision eliminating director liability to Sunrise and its stockholders for monetary damages for breach of fiduciary duty as a director. The provision does not, however, eliminate or limit the personal liability of a director: (i) for any breach of such director's duty of loyalty to Sunrise or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under the Delaware statutory provision making directors personally liable, for improper payment of dividends or improper stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on our Board of Directors protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, our ability or a stockholder's ability to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under federal securities laws.

      Section 145 of the Delaware Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Sunrise's By-laws provide that the corporation shall, subject to limited exceptions, indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware Law. Sunrise's By-laws provide further that Sunrise shall have the power to indemnify its other officers, employees and other agents as set forth in the Delaware Law. Such indemnification rights include reimbursement for expenses incurred by such director, executive officer, other officer, employee or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the Delaware Law.

      Sunrise has entered into agreements with certain of its directors and officers pursuant to which Sunrise has agreed to indemnify such directors and officers to the fullest extent permitted under applicable law. In addition, Sunrise has purchased insurance containing customary terms and conditions as permitted by law on behalf of its directors and officers, which may cover liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Sunrise pursuant to these provisions, or otherwise, Sunrise has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS

EXHIBIT     DESCRIPTION
-------     -----------
  3.1       Certificate of Incorporation, as amended(1)

  3.2       Bylaws(1)

  4.1       Form of Rights Agreement, dated as of October 24, 1997, between
            Sunrise and ChaseMellon Shareholder Services, LLC, as rights agent(2)

  4.2 Form of Amendment to Rights Agreement, dated as of May 13, 1999, between Sunrise and ChaseMellon Shareholder Services, LLC(3)

  4.3       Form of 7% Convertible Debenture dated January 11, 2000(4)

  4.4       Form of A Warrant dated January 11, 2000(4)

  4.5       Form of B Warrant dated January 11, 2000(4)

  4.6       Form of Warrant dated January 11, 2000 issued to Dunwoody Brokerage
            Services, Inc.(5)

  4.7       Form of 5% Convertible Subordinated Pay-In-Kind Note due 2001(6)

  4.8       Form of Warrant to purchase common stock(6)

  4.9       Form of Warrant dated as of June 16, 2000 issued by Sunrise
            Technologies International, Inc. to Bruce J. Sand(7)

  4.10      Form of Warrant dated as of June 16, 2000 issued by Sunrise
            Technologies International, Inc. to Edward Vincent King, Jr.(7)

  5.1 Opinion of Duane Morris & Heckscher LLP as to the legality of the Offered Shares being registered.*

 10.1       Royalty Acceleration Agreement dated as of June 16, 2000 between
            Sunrise Technologies International, Inc. and Bruce J. Sand(7)

 10.2 Amended and Restated Patent and Technology Assignment Agreement dated as of June 16, 2000 between Sunrise Technologies
            International, Inc. and Bruce J. Sand(7)

 10.3       Loan and Security Agreement dated June 29, 2000 between Silicon
            Valley Bank and Sunrise Technologies International, Inc.(7)

 10.4       Negative Pledge Agreement dated as of June 29, 2000 between Sunrise
            Technologies International, Inc. and Silicon Valley Bank(7)

 10.5 Third Party Pledge and Security Agreement dated June 29, 2000 between Sunrise Technologies International, Inc. and Silicon Valley
            Bank(7)

 10.6       Agreement dated as of July 3, 2000 between David A. Brewer Trust and
            Sunrise Technologies International, Inc.(7)

 23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants

 23.3       Consent of Duane, Morris & Heckscher LLP (Included in Exhibit 5.1)

 24.1       Power of Attorney (Included on the Signature Page)

---------------------
* To be filed by amendment

(1) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994

(2) Incorporated by reference from the Registrant's Current Report on Form 8-K dated October 24, 1997

(3) Incorporated by reference from the Registrant's Current Report on Form 8-K dated September 30, 1999

(4) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 11, 2000

(5) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999

(6) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 1, 1999

(7) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the commission on July 17, 2000.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a) (i) and A (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933; each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on July 21, 2000.


                                          Sunrise Technologies International,
                                          Inc.

                                          By: /s/ C. Russell Trenary, III
                                             ----------------------------------
                                          C. Russell Trenary, III
                                          President and Chief Executive Officer

                               POWERS OF ATTORNEY

      Each person whose signature appears below hereby appoints C. Russell Trenary, III and Eric M. Fogel, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
                                          /s/ C. Russell Trenary, III
Date:    July 21, 2000                    -------------------------------------
                                          C. Russell Trenary, III
                                          President, Chief Executive Officer and
                                          Director
                                          (Principal Executive Officer)


                                          /s/ Peter E. Jansen
Date:    July 21, 2000                    -------------------------------------
                                          Peter E. Jansen, Chief
                                          Financial Officer
                                          (Principal Financial Officer and
                                          Principal Accounting Officer)

                                          /s/ John N. Hendrick
Date:    July 21, 2000                    -------------------------------------
                                          John N. Hendrick
                                          Chief Operating Officer
                                          (Principal Operating Officer)

                                          /s/ R. Dale Bowerman
Date:    July 21, 2000                    -------------------------------------
                                          R. Dale Bowerman
                                          Director

                                          /s/ Michael S. McFarland, M.D.
Date:    July 21, 2000                    -------------------------------------
                                          Michael S. McFarland, M.D.
                                          Director

                                          /s/ Alan H. Magazine
Date:    July 21, 2000                    -------------------------------------
                                          Alan H. Magazine
                                          Director

                                  EXHIBIT INDEX

EXHIBIT     DESCRIPTION
-------     -----------
  3.1       Certificate of Incorporation, as amended(1)

  3.2       Bylaws(1)

  4.1       Form of Rights Agreement, dated as of October 24, 1997, between
            Sunrise and ChaseMellon Shareholder Services, LLC, as rights agent(2)

  4.2 Form of Amendment to Rights Agreement, dated as of May 13, 1999, between Sunrise and ChaseMellon Shareholder Services, LLC(3)

  4.3       Form of 7% Convertible Debenture dated January 11, 2000(4)

  4.4       Form of A Warrant dated January 11, 2000(4)

  4.5       Form of B Warrant dated January 11, 2000(4)

  4.6       Form of Warrant dated January 11, 2000 issued to Dunwoody Brokerage
            Services, Inc.(5)

  4.7       Form of 5% Convertible Subordinated Pay-In-Kind Note due 2001(6)

  4.8       Form of Warrant to purchase common stock(6)

  4.9       Form of Warrant dated as of June 16, 2000 issued by Sunrise
            Technologies International, Inc. to Bruce J. Sand(7)

  4.10      Form of Warrant dated as of June 16, 2000 issued by Sunrise
            Technologies International, Inc. to Edward Vincent King, Jr.(7)

  5.1 Opinion of Duane Morris & Heckscher LLP as to the legality of the Offered Shares being registered.*

 10.1       Royalty Acceleration Agreement dated as of June 16, 2000 between
            Sunrise Technologies International, Inc. and Bruce J. Sand(7)

 10.2 Amended and Restated Patent and Technology Assignment Agreement dated as of June 16, 2000 between Sunrise Technologies
            International, Inc. and Bruce J. Sand(7)

 10.3       Loan and Security Agreement dated June 29, 2000 between Silicon
            Valley Bank and Sunrise Technologies International, Inc.(7)

 10.4       Negative Pledge Agreement dated as of June 29, 2000 between Sunrise
            Technologies International, Inc. and Silicon Valley Bank(7)

 10.5 Third Party Pledge and Security Agreement dated June 29, 2000 between Sunrise Technologies International, Inc. and Silicon Valley
            Bank(7)

 10.6       Agreement dated as of July 3, 2000 between David A. Brewer Trust and
            Sunrise Technologies International, Inc.(7)

 23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants

 23.3       Consent of Duane, Morris & Heckscher (Included in Exhibit 5.1)

 24.1       Power of Attorney (Included on the Signature Page)

-------------------
* To be filed by amendment

(1) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994

(2) Incorporated by reference from the Registrant's Current Report on Form 8-K dated October 24, 1997

(3) Incorporated by reference from the Registrant's Current Report on Form 8-K dated September 30, 1999

(4) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 11, 2000

(5) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999

(6) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 1, 1999

(7) Incorporated by reference from the Registrant's Current Report on Form 8-K filed with the commission on July 17, 2000.